Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of our reports dated February 20, 2015 for Variable Insurance Products Fund: VIP Growth Portfolio and VIP High Income Portfolio; our report dated February 19, 2015 for VIP Equity-Income Portfolio; our report dated February 24, 2015 for Floating Rate High Income Portfolio; and our report dated February 18, 2015 for VIP Overseas Portfolio on the financial statements and financial highlights included in the December 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 15, 2015